Exhibit 99.1

FOR IMMEDIATE RELEASE | August 7, 2013
Media Contact:  Robert Hainey
Office 202-872-2680 | 24/7 Media Hotline 202-872-2680 | rshainey@pepcoholdings.com
Investor Contact:  Donna Kinzel
Office 302-429-3004 | donna.kinzel@pepcoholdings.com
701 Ninth St., NW Washington, DC 20068 pepcoholdings.com NYSE: POM

 Pepco Holdings Reports Second-Quarter 2013 Financial Results; Reaffirms Full-Year 2013 Earnings Guidance

Pepco Holdings, Inc. (NYSE: POM) today reported second quarter and six months ended June 30, 2013 earnings from continuing operations as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net Income (Loss) from Continuing Operations (GAAP)

Net Income (Loss) ($ in millions)	$38	$53	$(392)	$113
Earnings (Loss) Per Share	$0.16	$0.23	$(1.61)	$0.50

Adjusted Net Income from Continuing Operations (Non-GAAP)

Adjusted Net Income ($ in millions)	$53	$46	$110	$97
Adjusted Earnings Per Share	$0.22	$0.20	$0.46	$0.43

“While second quarter results were positively impacted by our investments in utility infrastructure aimed at ongoing improvement of system reliability and customer service, recent distribution base rate case outcomes have been disappointing,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer.  “In mid-July, the Pepco Maryland distribution base rate case decision provided less than half of the requested revenue increase and denied two of the three grid resiliency charge proposals.  We have filed an appeal of this decision and plan to file Pepco’s next base rate case in Maryland by the end of the year.  In addition, we recently settled our Atlantic City Electric distribution base rate case, and as a result reduced planned capital expenditures in New Jersey by a total of $150 million through 2015 to better align spending with revenue.  We remain committed to system reliability and improving the customer experience, but

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expect timely cost recovery and the opportunity to earn reasonable rates of return on Pepco Holdings’ extensive investments.”

The increase in adjusted net income from continuing operations (Non-GAAP) in the second quarter of 2013, as compared to the 2012 quarter, was driven by higher electric distribution revenue (primarily due to higher rates from increased infrastructure investment) and lower operation and maintenance expense.  Partially offsetting these positive factors were lower default electricity supply margins (mainly due to a favorable adjustment in 2012) and lower unbilled revenue associated with Atlantic City Electric basic generation service.

The primary driver of the increase in adjusted net income from continuing operations (Non-GAAP) for the six months ended June 30, 2013, as compared to the 2012 period, was higher electric distribution revenue (largely due to higher rates driven by increased infrastructure investment and higher weather-related sales in our service territories that do not have revenue decoupled from sales).  Higher net interest expense, lower transmission revenue primarily due to a less favorable formula rate true-up, and lower default electricity supply margins partially offset the increase for the period.

Non-GAAP Financial Information

Management believes the adjusted net income from continuing operations and related per share data (both as historical financial information and earnings guidance) are representative of Pepco Holdings’ ongoing business operations.  Management uses this information internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors.  The presentation of adjusted net income from continuing operations and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings and related per share data presented in accordance with generally accepted accounting principles in the United States (GAAP).

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Reconciliation of GAAP Financial Information to Adjusted Financial Information
Net Income (Loss) from Continuing Operations – Millions of dollars		Three Months Ended June 30,		Six Months Ended June 30,
		2013	2012	2013	2012
Reported (GAAP) Net Income (Loss) from Continuing Operations		$38	$53	$(392)	$113
Adjustments (after-tax):
●	Cross-border energy lease charge, including related interest expense on uncertain tax positions	6	–	395	–
●	Cross-border energy lease net loss on early terminations	9	–	9	–
●	Other cross-border energy lease earnings	–	(9)	(3)	(18)
●	Potomac Capital Investment Corporation (PCI) valuation allowances related to certain deferred tax assets	–	–	101	–
●	Impairment charges related to Pepco Energy Services long-lived assets	–	2	–	2
Adjusted Net Income from Continuing Operations (Non-GAAP)		$53	$46	$110	$97

Earnings (Loss) per Share from Continuing Operations		Three Months Ended June 30,		Six Months Ended June 30,
		2013	2012	2013	2012
Reported (GAAP) Earnings (Loss) per Share from Continuing Operations		$0.16	$0.23	$(1.61)	$0.50
Adjustments (after-tax):
●	Cross-border energy lease charge, including related interest expense on uncertain tax positions	0.02	–	1.62	–
●	Cross-border energy lease net loss on early terminations	0.04	–	0.04	–
●	Other cross-border energy lease earnings	–	(0.04)	(0.01)	(0.08)
●	PCI valuation allowances related to certain deferred tax assets	–	–	0.42	–
●	Impairment charges related to Pepco Energy Services long-lived assets	–	0.01	–	0.01
Adjusted Earnings per Share from Continuing Operations (Non-GAAP)		$0.22	$0.20	$0.46	$0.43

The income tax effects with respect to the foregoing adjustments, where applicable, were calculated using composite income tax rates which ranged between 35 and 40 percent.

Discontinued Operations

●
In December 2009, PHI announced the wind-down of the retail energy supply component of Pepco Energy Services (PES).  On March 21, 2013, PES entered into an agreement whereby a third party assumed all the rights and obligations of the remaining retail customer contracts, the associated supply obligations, gas inventory and derivative contracts associated with the PES retail natural gas supply business.  The transaction was completed on April 1, 2013.  In addition, in the second quarter of 2013, PES completed the wind-down of its retail electric supply business by terminating its customer supply and wholesale

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purchase obligations that extended beyond June 30, 2013.  As a result, the operations of PES’s retail electric and natural gas supply businesses are being reported as discontinued operations.  For the six months ended June 30, 2013, net income from discontinued operations was $0.01 per share, compared to net income of $0.07 per share for the same period in 2012.

Earnings Guidance

Pepco Holdings today reaffirmed its earnings guidance range for 2013 of between $1.05 and $1.20 per share.  The guidance range:

●	excludes the results of discontinued operations and the impact of any special, unusual or extraordinary items,

●	assumes normal weather conditions, and

●	excludes earnings or losses associated with the cross-border energy lease investments, including the associated interest on the tax liability.

Recent Events

Operations

●
Power Delivery electric sales were 11,172 gigawatt hours (GWh) in the second quarter of 2013, compared to 11,435 GWh for the same period in 2012.  In the electric service territory, cooling degree days decreased by 5 percent for the three months ended June 30, 2013, compared to the same period in 2012.  Weather-adjusted electric sales were 11,041 GWh in the second quarter of 2013, compared to 11,282 GWh for the same period in the prior year.

●
Power Delivery electric sales were 23,077 GWh for the six months ended June 30, 2013 compared to 22,779 GWh for the six months ended June 30, 2012.  In the electric service territory, heating degree days increased by 32 percent and cooling degree days decreased by 7 percent for the six months ended June 30, 2013 compared to the same period in 2012.  Weather-adjusted electric sales were 23,025 GWh for the six months ended June 30, 2013 compared to 23,285 GWh for the same period in 2012.

●
As of June 30, 2013, Delmarva Power’s installation and activation of smart meters is complete in its Delaware electric service territory, and is underway in its Maryland service territory.  Pepco’s installation and activation of smart meters in its District of Columbia and Maryland service territories is close to completion.  A Peak Energy Savings program was

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launched in Pepco Maryland and the Delmarva Power Delaware service areas in June 2013. The program is designed to reward customers with credits during peak demand periods in exchange for reducing consumption. As of June 1, 2013, 70 percent of Delmarva Power Delaware’s costs related to smart meters were included in electric distribution base rates, with the remainder expected to be reflected in base rates by June 2014. Regulatory assets have been created associated with smart meter installation and activation in the District of Columbia and Maryland.

●	In the six months ended June 30, 2013, Pepco Energy Services signed $25 million in energy efficiency contracts.

Regulatory Matters

●
On July 17, 2013, Delmarva Power, the Office of People’s Counsel and the staff of the Maryland Public Service Commission (MPSC) executed a settlement agreement providing for a $15 million annual increase in Delmarva Power’s electric distribution base rates and a 9.81 percent return on equity.  The agreement provides for the full recovery of storm restoration costs incurred as a result of recent major storm events by including the related capital costs in rate base and amortizing the deferred operation and maintenance expense of $6 million over a five-year period.  The annual pre-tax earnings impact of the settlement, including the changes in depreciation and amortization expense and other miscellaneous items, is approximately $14 million.  The new rates will become effective September 15, 2013, or as soon as reasonably practicable thereafter, following a MPSC order approving the settlement agreement.  In addition, the $4 million accelerated priority feeders project was approved, subject to certain conditions.  Costs associated with the project will be recovered through a Grid Resiliency Charge, implemented as a rider that is separate from base rates and includes a return on investment.  Approval of the settlement agreement is expected in the third quarter of 2013.

●
On July 12, 2013, the MPSC approved a $28 million annual increase in Pepco’s electric distribution base rates based on a 9.36 percent return on equity.  The order provides for the full recovery of storm restoration costs incurred as a result of recent major storm events by including the related capital costs in rate base and amortizing the deferred operation and maintenance expense of $24 million over a five-year period.  The annual pre-tax earnings impact of the order, including the changes in depreciation and amortization expense and other miscellaneous items, is approximately $27 million.  The new rates were effective July 12, 2013.  The order also approved the $24 million accelerated priority feeders project,

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subject to certain conditions.  Costs associated with the project will be recovered through a Grid Resiliency Charge, implemented as a rider that is separate from base rates and includes a return on investment.  The accelerated vegetation management and selective undergrounding proposals submitted by Pepco were both denied.  On July 26, 2013, Pepco filed a notice of appeal of this order in the Circuit Court for the City of Baltimore.

●
On June 21, 2013, the New Jersey Board of Public Utilities (NJBPU) approved a settlement agreement signed by the parties to Atlantic City Electric’s electric distribution base rate case.  The settlement provides for an annual increase in electric distribution base rates in the net amount of approximately $26 million, based on a return on equity of 9.75 percent.  The base distribution revenue increase includes full recovery of approximately $70 million in incremental storm restoration costs by including the related capital costs of $44 million in rate base and amortizing the related deferred operation and maintenance expenses of approximately $26 million over a three-year period.  Depreciation expense will be reduced approximately $8 million per year.  The annual pre-tax earnings impact of the rate order is approximately $25 million.  The new rates were effective July 1, 2013.

●
On May 15, 2013, the District of Columbia mayor accepted the recommendations in the interim report prepared by the Power Line Undergrounding Task Force (established in August 2012).  The report proposed a multi-year, $1 billion program to underground up to 60 high-voltage lines that are most outage-prone.  The project will be funded through a 50-50 combination of District of Columbia and Pepco financing methods.  Pepco’s funding will be approximately 50 percent debt and 50 percent equity from its parent, totaling $500 million.  Pepco’s cost recovery will be through a bill surcharge until the assets are moved to rate base.  The District of Columbia’s funding will be $375 million in municipal bonds and up to $125 million through the District Department of Transportation’s existing capital projects program.  Legislation providing for implementation of the report recommendations was introduced in the Council of the District of Columbia on July 10, 2013.  The legislation is expected to be voted on by the fourth quarter of 2013 and if passed, could be final in the first quarter of 2014.  The District of Columbia Public Service Commission is expected to approve the financing and surcharge applications associated with the legislation in the second quarter of 2014.

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Financing

●
On August 1, 2013, PHI and its utility subsidiaries extended the expiration date of the $1.5 billion credit facility by one year to August 1, 2018.  The other terms and conditions of the credit facility remained unchanged.

●	On May 29, 2013, PHI repaid its $250 million term loan entered into in March 2013 with a portion of the net proceeds from the early termination of the cross-border energy lease investments.

●
On May 10, 2013, Atlantic City Electric entered into a $100 million unsecured term loan agreement due November 10, 2014.  The net proceeds were used to repay outstanding commercial paper and for general corporate purposes.

Other Non-Regulated

●
In the second quarter of 2013, PHI terminated five of the remaining six cross-border energy lease investments and received aggregate net cash proceeds of $693 million.  In connection with the early termination of the leases, an after-tax loss of $9 million was recorded in the period.  On July 26, 2013, the early termination of the remaining investment was completed with aggregate net cash proceeds received of $180 million.  The after-tax gain of $7 million related to this termination is expected to be recorded in the third quarter.  For 2013 in aggregate, the early termination of the lease investments resulted in $873 million of net cash proceeds and a net after-tax loss of $2 million.  With the completion of the early termination of the cross-border energy leases, a substantial portion of the Other Non-Regulated segment is expected to be reported as discontinued operations in the third quarter of 2013.

Further details regarding changes in consolidated earnings between 2013 and 2012 are provided in the schedules that follow.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended June 30, 2013, as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors.  Pepco Holdings, Inc. routinely makes available this and other important information on its website, which is a key channel of distribution for Pepco Holdings, Inc. to reach its public investors and to disclose material, non-public information.  Information on the website is not part of this news release.

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Conference Call for Investors

Pepco Holdings, Inc. will host a conference call to discuss second quarter results on Wednesday, August 7 at 10 a.m. E.T.  Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-866-318-8614 before 9:55 a.m.  The pass code for the call is 54016982.  International callers may access the call by dialing 1-617-399-5133, using the same pass code, 54016982.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1-888-286-8010 and enter pass code 35628255.  International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code 35628255.  An audio archive will be available at PHI’s website, http://www.pepcoholdings.com/investors.

Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors promptly after the conclusion of the conference call.

About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service.  PHI also provides energy efficiency and renewable energy services through Pepco Energy Services.

Forward-Looking Statements:  Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a “Reporting Company”), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s or their subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.   Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.  These factors should be read together with the risk factors included in the “Risk Factors” section and other statements contained in each Reporting Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 1, 2013, and in each Reporting Company’s Quarterly Reports on Form 10-Q filed in 2013, and investors should refer to these risk factor sections and other statements.  All of such factors and forward-looking statements are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in any forward-looking statements.  Any forward-looking statements speak only as to the date this news release was issued, and none of the Reporting Companies undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors.  Furthermore, it may not be possible to assess the impact of any such factor on such Reporting Company’s or its subsidiaries’ business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or their subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.  Any specific factors that may be provided should not be construed as exhaustive.

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Pepco Holdings, Inc.
Earnings Per Share Variance
2013 / 2012

		Three Months Ended June 30,

		Power	Pepco Energy	Other Non-	Corporate	Total
		Delivery	Services	Regulated	and Other	PHI
2012 Earnings (loss) per share from Continuing Operations (GAAP) (1)		$0.23	$–	$0.03	$(0.03)	$0.23

2012 Adjustments (2)
● Pepco Energy Services impairment charges		–	0.01	–	–	0.01
● Cross-border energy lease earnings		–	–	(0.04)	–	(0.04)

2012 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)		0.23	0.01	(0.01)	(0.03)	0.20

Change from 2012 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
● Distribution Revenue
-	Weather (estimate) (3)	–	–	–	–	–
-	Rate Increases	0.07	–	–	–	0.07
-	Other Distribution Revenue	(0.01)	–	–	–	(0.01)
● Network Transmission Revenue		(0.01)	–	–	–	(0.01)
● Standard Offer Service Margin		(0.02)	–	–	–	(0.02)
● ACE Basic Generation Service (primarily unbilled revenue)		(0.02)	–	–	–	(0.02)
● Operation & Maintenance		0.02	–	–	–	0.02
● Other, net		0.01	–	–	–	0.01
Pepco Energy Services		–	–	–	–	–
Other Non-Regulated		–	–	–	–	–
Corporate and Other		–	–	–	–	–
Net Interest Expense		(0.01)	–	0.01	(0.01)	(0.01)
Income Tax Adjustments		(0.01)	–	–	0.02	0.01
Dilution		(0.02)	–	–	–	(0.02)

2013 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)		0.23	0.01	–	(0.02)	0.22

2013 Adjustments (2)
● Cross-border energy lease charge		–	–	(0.02)	–	(0.02)
● Cross-border energy lease net loss on early terminations		–	–	(0.04)	–	(0.04)

2013 Earnings (loss) per share from Continuing Operations (GAAP) (4)		$0.23	$0.01	$(0.06)	$(0.02)	$0.16

(1)	The 2012 weighted average number of diluted shares outstanding was 229 million.

(2)
Management believes the adjusted items are not representative of the Company’s ongoing business operations.  The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have had no impact on earnings per share.

(4)	The 2013 weighted average number of diluted shares outstanding was 249 million.

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Pepco Holdings, Inc.
Earnings Per Share Variance
2013 / 2012

		Six Months Ended June 30,

		Power	Pepco Energy	Other Non-	Corporate	Total
		Delivery	Services	Regulated	and Other	PHI
2012 Earnings (loss) per share from Continuing Operations (GAAP) (1)		$0.44	$–	$0.08	$(0.02)	$0.50

2012 Adjustments (2)
● Pepco Energy Services impairment charges		–	0.01	–	–	0.01
● Cross-border energy lease earnings		–	–	(0.08)	–	(0.08)

2012 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)		0.44	0.01	–	(0.02)	0.43

Change from 2012 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
● Distribution Revenue
-	Weather (estimate) (3)	0.04	–	–	–	0.04
-	Rate Increases	0.11	–	–	–	0.11
● Network Transmission Revenue		(0.02)	–	–	–	(0.02)
● Standard Offer Service Margin		(0.02)	–	–	–	(0.02)
● Operation & Maintenance		(0.01)	–	–	–	(0.01)
● Other, net		(0.01)	–	–	–	(0.01)
Pepco Energy Services		–	0.01	–	–	0.01
Other Non-Regulated		–	–	–	–	–
Corporate and Other		–	–	–	(0.01)	(0.01)
Net Interest Expense		(0.02)	–	0.01	(0.01)	(0.02)
Income Tax Adjustments		(0.01)	–	(0.01)	0.01	(0.01)
Dilution		(0.03)	–	–	–	(0.03)

2013 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)		0.47	0.02	–	(0.03)	0.46

2013 Adjustments (2)
● Cross-border energy lease charge		–	–	(1.34)	(0.28)	(1.62)
● Cross-border energy lease net loss on early terminations		–	–	(0.04)	–	(0.04)
● Other cross-border energy lease earnings		–	–	0.01	–	0.01
● PCI valuation allowances related to certain deferred tax assets		–	–	(0.42)	–	(0.42)

2013 Earnings (loss) per share from Continuing Operations (GAAP) (4)		$0.47	$0.02	$(1.79)	$(0.31)	$(1.61)

(1)	The 2012 weighted average number of diluted shares outstanding was 229 million.

(2)
Management believes the adjusted items are not representative of the Company’s ongoing business operations.  The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have had no impact on earnings per share.

(4)	The 2013 weighted average number of diluted shares outstanding was 243 million.

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SEGMENT INFORMATION

	Three Months Ended June 30, 2013
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,006	$49	$3	$(5)	$1,053
Operating Expenses(b)	866	47	18	(10)	921
Operating Income (Loss)	140	2	(15)	5	132
Interest Income	–	–	1	(1)	–
Interest Expense	58	–	–	12	70
Other Income	7	–	–	1	8
Income Tax Expense (Benefit)	33	1	1	(3)	32
Net Income (Loss) from Continuing Operations	56	1	(15)	(4)	38
Total Assets (excluding Assets Held for Disposition)	12,535	350	765	1,325	14,975
Construction Expenditures	$281	$–	$–	$39	$320

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service.  Corporate and Other includes intercompany amounts of $(5) million for Operating Revenue, $(5) million for Operating Expenses and $(2) million for Interest Income.

(b)
Includes depreciation and amortization expense of $116 million, consisting of $107 million for Power Delivery, $2 million for Pepco Energy Services, $1 million for Other Non-Regulated and $6 million for Corporate and Other.

	Three Months Ended June 30, 2012
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$984	$76	$14	$(4)	$1,070
Operating Expenses(b)	860	77 (c)	2	(6)	933
Operating Income (Loss)	124	(1)	12	2	137
Interest Income	–	–	1	(1)	–
Interest Expense	53	–	4	8	65
Other Income	8	–	–	2	10
Income Tax Expense	25	–	2	2	29
Net Income (Loss) from Continuing Operations	54	(1)	7	(7)	53
Total Assets (excluding Assets Held for Disposition)	11,734	480	1,499	1,652	15,365
Construction Expenditures	$285	$5	$–	$8	$298

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service.  Corporate and Other includes intercompany amounts of $(4) million for Operating Revenue, $(1) million for Operating Expenses, $(6) million for Interest Income and $(5) million for Interest Expense.

(b)	Includes depreciation and amortization expense of $111 million, consisting of $100 million for Power Delivery, $4 million for Pepco Energy Services and $7 million for Corporate and Other.
(c)	Includes impairment losses of $3 million associated primarily with Pepco Energy Services’ investment in a landfill gas-fired electric generation facility.

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SEGMENT INFORMATION – continued

	Six Months Ended June 30, 2013
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Other Non- Regulated		Corporate and Other (a)	PHI Consolidated
Operating Revenue	$2,130	$106	$(365	)(b)	$(6)	$1,865
Operating Expenses(c)	1,867	101	18		(17)	1,969
Operating Income (Loss)	263	5	(383)		11	(104)
Interest Income	–	–	2		(2)	–
Interest Expense	114	–	1		22	137
Other Income	13	1	1		1	16
Preferred Stock Dividends	–	–	1		(1)	–
Income Tax Expense(d)	48	2	54	(e)	63	167
Net Income (Loss) from Continuing Operations	114	4	(436)		(74)	(392)
Total Assets (excluding Assets Held for Disposition)	12,535	350	765		1,325	14,975
Construction Expenditures	$563	$1	$–		$52	$616

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(6) million for Operating Revenue, $(6) million for Operating Expenses, $(5) million for Interest Income, $(4) million for Interest Expense and $(1) million for Preferred Stock Dividends.

(b)	Includes a non-cash pre-tax charge of $373 million to reduce the carrying value of the cross-border energy lease investments.
(c)
Includes depreciation and amortization expense of $228 million, consisting of $211 million for Power Delivery, $4 million for Pepco Energy Services, $1 million for Other Non-Regulated and $12 million for Corporate and Other.

(d)
Includes after-tax interest associated with uncertain and effectively settled tax positions allocated to each member of the consolidated group, including a $12 million interest benefit for Power Delivery and interest expense of $16 million and $66 million for Other Non-Regulated and Corporate and Other, respectively.

(e)
Includes non-cash charges of $64 million primarily for the tax consequences associated with PHI’s change in intent regarding foreign investment opportunities associated with the cross-border energy lease investments and $101 million representing the establishment of valuation allowances against certain deferred tax assets of PCI included in Other Non-Regulated.

	Six Months Ended June 30, 2012
	(millions of dollars)
	Power Delivery	Pepco Energy Services		Other Non- Regulated	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$2,039	$148		$27	$(8)	$2,206
Operating Expenses(b)	1,814	145	(c)	3	(19)	1,943
Operating Income	225	3		24	11	263
Interest Income	–	–		2	(2)	–
Interest Expense	106	1		7	16	130
Other Income	16	–		1	1	18
Preferred Stock Dividends	–	–		1	(1)	–
Income Tax Expense	34	1		2	1	38
Net Income (Loss) from Continuing Operations	101	1		17	(6)	113
Total Assets (excluding Assets Held for Disposition)	11,734	480		1,499	1,652	15,365
Construction Expenditures	$565	$10		$–	$14	$589

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(8) million for Operating Revenue, $(7) million for Operating Expenses, $(11) million for Interest Income, $(10) million for Interest Expense and $(1) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization expense of $221 million, consisting of $199 million for Power Delivery, $10 million for Pepco Energy Services, $1 million for Other Non-Regulated and $11 million for Corporate and Other.

(c)	Includes impairment losses of $3 million associated primarily with Pepco Energy Services’ investment in a landfill gas-fired electric generation facility.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(millions of dollars, except per share data)
Operating Revenue
Power Delivery	$1,006	$984	$2,130	$2,039
Pepco Energy Services	49	76	106	148
Other	(2)	10	(371)	19
Total Operating Revenue	1,053	1,070	1,865	2,206

Operating Expenses
Fuel and purchased energy	446	465	1,008	1,010
Other services cost of sales	35	49	75	94
Other operation and maintenance	213	220	441	441
Depreciation and amortization	116	111	228	221
Other taxes	101	105	206	209
Loss on early termination of finance leases held in trust	14	–	14	–
Deferred electric service costs	(4)	(20)	(3)	(35)
Impairment losses	–	3	–	3
Total Operating Expenses	921	933	1,969	1,943
Operating Income (Loss)	132	137	(104)	263
Other Income (Expenses)
Interest expense	(70)	(65)	(137)	(130)
Other income	8	10	16	18
Total Other Expenses	(62)	(55)	(121)	(112)
Income (Loss) from Continuing Operations Before Income Tax Expense	70	82	(225)	151
Income Tax Expense Related to Continuing Operations	32	29	167	38
Net Income (Loss) from Continuing Operations	38	53	(392)	113
Income from Discontinued Operations, net of Income Taxes	4	9	4	17
Net Income (Loss)	$42	$62	$(388)	$130
Basic and Diluted Share Information
Weighted average shares outstanding – Basic (millions)	249	228	243	228
Weighted average shares outstanding – Diluted (millions)	249	229	243	229
Earnings (Loss) per share of common stock from Continuing Operations – Basic and Diluted	$0.16	$0.23	$(1.61)	$0.50
Earnings per share of common stock from Discontinued Operations – Basic and Diluted	0.01	0.04	0.01	0.07
Basic and Diluted earnings (loss) per share	$0.17	$0.27	$(1.60)	$0.57

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2013	December 31, 2012
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$15	$25
Restricted cash equivalents	20	10
Accounts receivable, less allowance for uncollectible accounts of $37 million and $34 million, respectively	803	804
Inventories	161	153
Prepayments of income taxes	41	59
Deferred income tax assets, net	36	28
Income taxes receivable	225	69
Prepaid expenses and other	81	81
Assets held for disposition	14	38
Total Current Assets	1,396	1,267

INVESTMENTS AND OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	2,510	2,614
Investment in finance leases held in trust	167	1,237
Income taxes receivable	64	217
Restricted cash equivalents	15	17
Assets and accrued interest related to uncertain tax positions	9	18
Derivative assets	4	8
Other	164	163
Total Investments and Other Assets	4,340	5,681

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	14,083	13,625
Accumulated depreciation	(4,830)	(4,779)
Net Property, Plant and Equipment	9,253	8,846

TOTAL ASSETS	$14,989	$15,794

(more)

PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2013	December 31, 2012
	(millions of dollars, except shares)
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term debt	$392	$965
Current portion of long-term debt and project funding	756	569
Accounts payable and accrued liabilities	523	554
Capital lease obligations due within one year	9	8
Taxes accrued	50	75
Interest accrued	52	47
Liabilities and accrued interest related to uncertain tax positions	377	9
Derivative liabilities	–	4
Other	253	272
Liabilities associated with assets held for disposition	12	40
Total Current Liabilities	2,424	2,543

DEFERRED CREDITS
Regulatory liabilities	439	501
Deferred income tax liabilities, net	2,770	3,208
Investment tax credits	19	20
Pension benefit obligation	310	449
Other postretirement benefit obligations	434	454
Liabilities and accrued interest related to uncertain tax positions	28	15
Derivative liabilities	14	11
Other	192	191
Liabilities associated with assets held for disposition	–	2
Total Deferred Credits	4,206	4,851

LONG-TERM LIABILITIES
Long-term debt	3,811	3,648
Transition bonds issued by ACE Funding	236	256
Long-term project funding	11	12
Capital lease obligations	65	70
Total Long-Term Liabilities	4,123	3,986

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, $.01 par value, 400,000,000 shares authorized, 249,110,050 and 230,015,427 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,720	3,383
Accumulated other comprehensive loss	(41)	(48)
Retained earnings	555	1,077
Total Equity	4,236	4,414
TOTAL LIABILITIES AND EQUITY	$14,989	$15,794

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POWER DELIVERY SALES AND REVENUES

	Three Months Ended June 30,		Six Months Ended June 30,
Power Delivery Sales (Gigawatt Hours)	2013	2012	2013	2012
Regulated T&D Electric Sales
Residential	3,567	3,571	8,282	7,766
Commercial and industrial	7,553	7,807	14,673	14,888
Transmission and other	52	57	122	125
Total Regulated T&D Electric Sales	11,172	11,435	23,077	22,779

Default Electricity Supply Sales
Residential	2,847	2,982	6,665	6,560
Commercial and industrial	1,224	1,402	2,479	2,795
Other	11	14	31	29
Total Default Electricity Supply Sales	4,082	4,398	9,175	9,384

Power Delivery Electric Revenue (Millions of dollars)
Regulated T&D Electric Revenue
Residential	$170	$154	$354	$316
Commercial and industrial	241	230	457	431
Transmission and other	97	88	188	177
Total Regulated T&D Electric Revenue	$508	$472	$999	$924

Default Electricity Supply Revenue
Residential	$286	$314	$661	$672
Commercial and industrial	129	135	253	265
Other	38	25	70	49
Total Default Electricity Supply Revenue	$453	$474	$984	$986

Other Electric Revenue	$16	$14	$33	$31

Total Electric Operating Revenue	$977	$960	$2,016	$1,941

Power Delivery Gas Sales and Revenue
Regulated Gas Sales (Mcf)
Residential	887	597	4,959	3,642
Commercial and industrial	608	368	2,669	1,921
Transportation and other	1,454	1,458	3,886	3,587
Total Regulated Gas Sales	2,949	2,423	11,514	9,150

Regulated Gas Revenue (Millions of dollars)
Residential	$14	$10	$62	$53
Commercial and industrial	7	7	29	26
Transportation and other	3	2	6	5
Total Regulated Gas Revenue	$24	$19	$97	$84

Other Gas Revenue	$5	$5	$17	$14

Total Gas Operating Revenue	$29	$24	$114	$98

Total Power Delivery Operating Revenue	$1,006	$984	$2,130	$2,039

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POWER DELIVERY – CUSTOMERS

	June 30, 2013	June 30, 2012

Regulated T&D Electric Customers (in thousands)
Residential	1,641	1,638
Commercial and industrial	199	199
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,842	1,839

Regulated Gas Customers (in thousands)
Residential	115	114
Commercial and industrial	10	9
Transportation and other	–	–
Total Regulated Gas Customers	125	123

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Heating Degree Days	408	323	2,727	2,073
20 Year Average	424	434	2,723	2,766
Percentage Difference from Average	(4)%	(26)%	–	(25)%
Percentage Difference from Prior Year	26%		32%

Cooling Degree Days	440	463	440	475
20 Year Average	385	373	387	375
Percentage Difference from Average	14%	24%	14%	27%
Percentage Difference from Prior Year	(5)%		(7)%

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